UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2009 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 28, 2009, athenahealth Technology Private Limited (“athenahealth India”), a direct subsidiary of the registrant, athenahealth, Inc. (the “Company”), entered into a Deed of Lease with M/S RMZ Infotech Private Limited (the “New Lease”) for approximately 22,295 square feet of office space in Chennai, India. Upon occupancy, the leased space shall serve as the principal office of athenahealth India. The New Lease has a three-year term, commencing April 28, 2009, with renewal options for two additional three-year periods. The initial three-year term is treated as a lock-in period during which athenahealth India shall not abandon or surrender the property or terminate the New Lease. The initial rent, the payment of which does not commence until September 1, 2009, is 847,210 Indian Rupees (or U.S. $17,071)1 per month and is subject to a 12% increase at renewal. athenahealth India may sublease the premises with the prior written consent of the lessor if the sub-lessee is of equal or higher financial standing than athenahealth India. The New Lease contains customary representations, warranties, covenants, and termination provisions. There are no material relationships between the Company or any of its affiliates and the lessor, other than in respect of the New Lease.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Lease, a copy of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending June 30, 2009, and the terms of which are incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

Effective May 11, 2009, athenahealth India notified Ramaniyam Real Estates Private Ltd. that the Agreement of Lease between them dated August 25, 2005 (the “Existing Lease”), for athenahealth India’s current principal office will be terminated as of August 11, 2009. The Existing Lease was filed as Exhibit 10.7 to the Company’s Amendment No. 1 to Form S-1 Registration Statement filed with the Securities Exchange Commission on July 13, 2007. The rent payment of approximately 845,643 Indian Rupees (or U.S. $17,040)1 per month under the Existing Lease will continue to be paid until termination. The Existing Lease provides for termination without penalty on 90 days’ notice after a three-year lock-in period, which expired November 3, 2008. There are no material relationships between the Company or any of its affiliates and the lessor, other than in respect of the Existing Lease.

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1   Conversion to U.S. Dollars for purposes hereof is based upon a foreign exchange rate as of May 13, 2009, equal to 0.02015 U.S. Dollars per Indian Rupee (as published by the Wall Street Journal).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

May 14, 2009	/s/ DANIEL H. ORENSTEIN
(Date)	Daniel H. Orenstein
VP, General Counsel, and Secretary